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Exhibit 32.0

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Frederick A. Marcell Jr., President and Chief Executive Officer and Christopher E. Bell, Senior Vice President and Chief Financial Officer of Willow Grove Bancorp, Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

  (1)
  The Annual report on Form 10-K of the Company for the fiscal year ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 5(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Frederick A. Marcell Jr. Frederick A. Marcell Jr. President and Chief Executive Officer
By:	/s/ Christopher E. Bell Christopher E. Bell Senior Vice President and Chief Financial Officer
Date:	September 13, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Willow Grove Bancorp, Inc. and will be retained by Willow Grove Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002